Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078-2704
www.dlapiper.com

T 973.520.2550
F 973.520.2551

Attorneys Responsible for Short Hills Office:
Andrew P. Gilbert
Michael E. Helmer

July 31, 2017

Immunomedics, Inc.

300 The American Road

Morris Plains, New Jersey 07950

RE:                           Immunomedics, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Immunomedics, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling stockholders named in the Registration Statement (as defined below) of an aggregate of 34,761,152 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (i) 3,000,000 shares of Common Stock (the “Common Shares”), (ii) 23,105,348 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of the Company’s Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), held by certain selling stockholders and (iii) 8,655,804 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of a warrant held by one selling stockholder (the “Warrant”).  The Common Shares, Conversion Shares and Warrant Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission on July 31, 2017 (the “Registration Statement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, of the Company as filed with the Secretary of State of the State of Delaware, the Bylaws, as amended, of the Company and the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (a) the issue and sale of the Common Shares have been duly authorized by all necessary corporate action of the Company, and the Common Shares are validly issued, fully paid and non-assessable, (b) the issue and sale of the Conversion Shares in the manner contemplated by the Registration Statement and the Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock filed with Secretary of State of the State of Delaware on May 5, 2017 (the “Certificate of Designation”) have been duly authorized by all necessary corporate action of the Company, and upon issuance and delivery therefor upon conversion of the Preferred Shares in the manner contemplated by the Registration Statement and the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and nonassessable, and (c) the issue and sale of the Warrant Shares in the manner contemplated by the Registration Statement and the Warrant have been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Warrant, the Warrant Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)